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                          SECURITIES AND EXCHANGE COMMISSION
                              Washington,  D.C.    20549





                                       FORM 8-K

                                    CURRENT REPORT
                      (PURSUANT TO SECTION 13 OR 15 (d) OF THE
                          SECURITIES  EXCHANGE ACT OF 1934)


                                  September 28, 1997
                  (Date of Report (Date of Earliest Event Reported))



                     GLOBAL ONE DISTRIBUTION & MERCHANDISING INC.
                (Exact name of registrant as specified in its charter)


DELAWARE                  2741                            95-4578632
(State or other          (Primary Standard                (I.R.S. Employer
jurisdiction of          Industrial Classification        Identification Number)
incorporation or         Code Number)
organization)


                               5548 Lindbergh Lane
                          Bell, California  90201-6410
                                 (213) 980-4300


(Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)


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ITEM 5.   OTHER EVENTS

As a result of an immediate need for cash infusions, since August 1997, Global One Distribution & Merchandising Inc. ("Global One") and its subsidiaries (collectively, the "Company") entered into various transactions.

Effective August 1, 1997, the Company entered into a Stock Purchase and Loan Agreement (the "Agreement") with Joseph C. Angard, the Company's former Chairman of the Board and Chief Executive Officer and formerly a 35.7% stockholder ("Angard"), and Miller, Johnson & Kuehn, Incorporated, the Company's placement agent in connection with its private placement of common stock, $.01 par value (the "Common Stock"), effected as of August 1996 ("Miller Johnson"). The Agreement provides for, among other things: (i) the immediate resignation of Angard from his offices with and as a director of the Company and, upon consummation of the transactions contemplated by the Agreement, the termination of Angard's employment agreement with the Company,
(ii) Miller Johnson acting as placement agent for the "best efforts" sale and purchase of 2,000,000 shares of the Company's Common Stock owned by Angard for $0.50 per share in a private placement (the "Private Placement"), (iii) Angard's loan of $900,000 to the Company at an interest rate of prime plus 2% secured by certain of the Company's receivables, (iv) Angard's surrender of 920,000 shares of Common Stock to the Company and (v) the Company's 10-year option to purchase up to 970,000 shares of Common Stock held by Angard at a purchase price of $1.00 per share.

As of September 3, 1997, Angard had sold 1,646,100 shares in the Private Placement and loaned $780,000 to the Company. It is expected that, within the next few weeks, Angard will sell an additional 353,900 shares and loan the remaining net proceeds of $120,000 from the Private Placement. Following consummation of the transaction, Angard will own 1,723,192 shares of Common Stock (or 14.3% of the outstanding Common Stock) and options to purchase 199,998 and 100,002 shares at exercise prices of $1.65 and $1.50, respectively.

Effective August 1, 1997, the Company entered into an agreement (the "Forbearance Agreement") with its lender, Foothill Capital Corporation ("Foothill"), whereby Foothill agreed to not enforce certain of its remedies available as a result of the Company's default under its line of credit until October 1, 1997. In connection with the Forbearance Agreement, on August 28, 1997, Senoral, Inc., a creditor of the Company ("Senoral"), purchased Foothill's rights under the line of credit for approximately $342,000. Effective September 11, 1997, Senoral began advancing funds to the Company under the line of credit. As of October 7, 1997, the amount outstanding under the line of credit was approximately $1,728,197.

Senoral is controlled by Alan Saloner who owns 250,000 shares of Common Stock (or 1.9% of the outstanding Common Stock).

On April 25, 1997, pursuant to a Secured Promissory Note (the "Note"), the Company agreed to pay Golden State Graphics ("Golden State") $584,361.54 for printing services from Golden

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State, together with interest of $20,864.73. The Note was payable in monthly installments based on certain invoiced amounts, with payments between $15,000 and $25,000 per month. The Note bore interest at the rate of 10% per annum. The loan was repaid in full on September 15, 1997, in part, with a portion of the proceeds from Angard's loan to the Company.

Global One is in the process of finalizing a Loan and Security Agreement with Safcor, Inc., a company affiliated with Alan Saloner, providing for a six-month loan of $800,000 to Global One bearing interest at the rate of 3% over prime and secured by the Company's accounts receivable. The loan agreement is expected to be finalized and funds advanced thereunder in the near future.

The Company is currently in default under the Senoral loan. As of October 7, 1997, the outstanding balance under the Senoral loan is approximately $1,728,197 which is subject to, as to a portion of the collateral securing the Senoral loan, the senior debt of approximately $736,629 which is owed to Angard. Senoral is in the process of foreclosing against OSP's assets. A notice of public sale of OSP's assets (scheduled for October 8, 1997) was published on or about September 28, 1997. The book value of OSP's assets at August 31, 1997 was as follows:

ASSETS AS OF AUGUST 31, 1997                   OSP PUBLISHING
----------------------------                   --------------

CURRENT ASSETS

Cash                                           $  (608,700)
Accounts Receivable-trade                        2,589,856
Inventories                                      1,027,064
Royalty Advances                                   477,088
Deferred Income Taxes                            1,089,248
Prepaid and Other Current Assets                   102,873
                                               -----------
     Total Current Assets                        4,677,428

PROPERTY & EQUIPMENT (net)                         885,122

INTERCOMPANY ACCOUNTS                           (2,097,038)
DEPOSITS                                           172,197
GOODWILL/OTHER ASSETS (net)                          6,505
                                               -----------
     TOTAL ASSETS                              $ 3,644,215
                                               -----------
                                               -----------

Management believes that, in any transfer, certain of OSP's assets would not receive full value or that certain assets are non-transferable or could not in any event, be sold or transferred. To the extent satisfactory proceeds are realized from the sale of OSP's assets, the Company will no longer be indebted to Senoral. The Company contemplates that, following the foreclosure, it will attempt to repurchase the inventory and furniture, fixtures and equipment. If the Company is unable to repurchase such assets, operations of the Company will be severely restricted, if not entirely ceased. Management believes that, once relieved of OSP's indebtedness, it will be more able to obtain bank financing. It is likely that certain creditors of OSP may seek relief against Global One for OSP's indebtedness. Management intends to strongly oppose any such claims.

While the Company has taken the steps described above to obtain financing to enable it to continue operations, the Company's cash needs remain severe. The Company has been unable to pay various creditors, and, since August 1, 1997, Global One and/or its subsidiaries have been served with a number of lawsuits. As of September 30, 1997, the Company had claims aggregating approximately $946,000 in unpaid invoices in addition to certain other matters involving unspecified amounts. Management believes that most of the indebtedness belongs to OSP.

In addition, Robert Yamasaki, the holder of the Company's $1.5 million aggregate principle amount of subordinated debentures, has also filed a suit against the Company and OSP alleging breach of contract and fraud and requesting, among other things, acceleration of the debentures, an injunction against Global One and OSP prohibiting the transfer of certain assets and total relief of approximately $3.4 million. The Company plans to strongly defend against the lawsuit and plans to assert a number of defenses, including that certain of the debt has already been paid, the indebtedness is the sole obligation of OSP and a contractual restriction upon Mr. Yamasaki's bringing of the lawsuit.

In connection with the various transactions, the Company has undergone several management changes. Effective August 1, 1997, George J. Vrabeck, formerly the President and Chief Operating Officer of the Company, replaced Mr. Angard as the Chairman of the Board and Chief Executive Officer. In connection with Mr. Angard's resignation, Mr. Angard was retained

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as a consultant to the Company for 39 months commencing August 1, 1997 for aggregate payment of $210,000 plus certain health benefits and Mr. Angard's stock options described above were accelerated.

Effective September 3, 1997, George J. Vrabeck resigned as the Company's Chief Executive Officer. Mr. Vrabeck was replaced by Douglass E. Coy, a crisis manager for the Company since May 1997. It is anticipated that Mr. Coy will serve as the CEO on an interim basis only. Coy & Associates Inc. ("CAI"), of which Mr. Coy is the principal, has a month-to-month engagement agreement with the Company pursuant to which CAI is paid $20,000 per month and receives options to purchase 50,000 shares of Common Stock at $.50 per share per month (not to exceed 12 months). Mr. Vrabeck continues to be a member of the Company's Board of Directors. The terms of Mr. Vrabeck's severance, if any, have not yet been finalized.

In addition, effective September 3, 1997, Mr. Righeimer, the Company's Executive Vice President and CFO was elected to the Board of Directors and resigned as the Company's Secretary, and Kevin Cvengros, the Company's Corporate Controller, was elected as the new Secretary.

The Company continues to seek alternative sources of financing, including lines of credit and investment capital. However, there can be no assurances that the Company will be able to obtain such other financing. In the event that the Company is unable to obtain financing in the near future, the Company may be required to seek relief pursuant to a restructuring of the Company.

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ITEM 7.   EXHIBITS

          Exhibit No.   Description                                     Page No.

          2.1 Stock Purchase and Loan Agreement by and between Joseph and Susan Angard, Miller, Johnson & Kuehn, Inc. and Global One

          2.2 Selling Agency Agreement among Joseph and Susan Angard, Miller Johnson & Kuehn Incorporated and Global One

          2.3 First Amendment to Selling Agency Agreement among Joseph and Susan Angard, Miller Johnson & Kuehn Incorporated and Global One

          2.4 Form of Subscription Agreement and Letter of Investment Intent (including registration rights provision)

          2.5           Grant of Security Interest to Joseph and Susan
                        Angard

          2.6 Forbearance Agreement among Foothill Capital Corporation, Global One, OSP, BEx Corp. and Kelly Russell Studios, Inc.

          2.7           Purchase and Sale Agreement between Senoral, Inc.
                        and Foothill Capital Corporation

          2.8 Letter Agreement between George Vrabeck and Foothill Capital Corporation

          2.9 Letter Agreement between William Righeimer and Foothill Capital Corporation

          2.10 Security Agreement dated April 25, 1997 between Global One, OSP and Golden State Graphics

          2.11 Secured Promissory Note dated April 25, 1997 in favor of Golden State Graphics

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                                      SIGNATURES


Under the requirements of the Securities Exchange Act of 1934, Global One Distribution & Merchandising Inc. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 6, 1997


                                       GLOBAL ONE DISTRIBUTION
                                       & MERCHANDISING INC.



                                       By:  /s/ DOUGLASS E. COY
                                          ---------------------------------
                                          Douglass E. Coy






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